Exhibit 3.1

SECOND AMENDED AND RESTATED

BY-LAWS

OF

SIGMATRON INTERNATIONAL, INC.

ADOPTED EFFECTIVE AS OF 7/31/2023

ARTICLE I

OFFICES

SECTION 1.1. REGISTERED OFFICE. Unless otherwise determined by resolution of the board of directors and the execution, acknowledgment and filing of a certificate certifying such change in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) or by action of the registered agent of the corporation in accordance with the DGCL, the registered office shall be established and maintained at the office of Corp Direct Agents, Inc., in the City of Wilmington, in the County of New Castle, in the State of Delaware and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 1.2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1. ANNUAL MEETINGS. If required by applicable law, annual meetings of stockholders shall be held on the third Friday of September of each year, if not a legal holiday, and if a legal holiday then on the next secular day following at l0:00 a.m., at the principal executive office of the corporation or on such other date, time and place, if any, as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which stockholders shall elect a board of directors in accordance with the Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) and Section 2.3 of Article II of these by-laws and transact such other business as may properly be brought before the meeting in accordance with Section 2.4 of Article II of these by-laws. Any annual meeting of stockholders may be postponed by action of the board of directors at any time in advance of such meeting.

SECTION 2.2. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. Unless otherwise required by the DGCL or the Certificate of Incorporation, the notice of any annual meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.3. NOMINATING DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the board of directors at a meeting of stockholders may be made solely (i) by or at the direction of the board of directors, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) (provided, however, that reference in the corporation’s notice of meeting to the election of directors or the election of members of the board of directors shall not include or be deemed to include nominations) or (iii) by any stockholder of the corporation who is a stockholder of record of the corporation at the time the notice provided for in this Section 2.3 is delivered as provided in this Section 2.3, who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Article II, Section 2.3. Such nominations made by a stockholder pursuant to clause (iii) of the preceding sentence shall be made pursuant to timely written notice to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive office of the corporation (i) as to an annual meeting of stockholders (hereinafter referred to in this Section 2.3 as the “relevant annual meeting of stockholders”), no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the relevant annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting of stockholders, a stockholders’ notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the relevant annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the relevant annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of the relevant annual meeting of stockholders is first made by the corporation; provided, further, that in the event that the number of directors to be elected to the board of directors at the relevant annual meeting of stockholders is increased and there is no public announcement by the corporation naming the nominees of persons for election to the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice, solely with respect to nominees for election to the additional directorships, must be so delivered not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation) and (ii) as to a special meeting of stockholders at which one or more directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereof) (hereinafter referred to in this Section 2.3 as the “relevant special meeting of stockholders”), no earlier than the close of business on the one hundred twentieth (120th) day prior to the relevant special meeting of stockholders and no later than the close of business of the later of the ninetieth (90th) day prior to the relevant special meeting of stockholders or the tenth (10th) day following the day on which public announcement is first made by the corporation of the date of the relevant special meeting of stockholders and of the nominee or nominees, as applicable, proposed by the board of directors to be elected at the relevant special meeting of stockholders. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of the corporation which are beneficially owned by such person and (D) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in any proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address, as they appear on the corporation’s books, of such stockholder and the name and address of such beneficial owner, if any, (B) the class, series and number of shares of the corporation which are owned of record or are beneficially owned by such stockholder and the class, series and number of shares of the corporation which are beneficially owned by such beneficial owner, if any, (C) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the relevant annual meeting of stockholders or the relevant special meeting of stockholders, as applicable, to nominate the persons named in its notice to the board of directors and (D) a representation whether such stockholder or such beneficial owner, if any, intends to or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the person named in its notice to the board of directors and/or (y) otherwise solicit proxies from stockholders of the corporation in support of the election of the person named in the notice to the board of directors. The corporation may require any person named in a stockholder’s notice pursuant to this Section 2.3 to furnish a completed and executed questionnaire or such other information as it may reasonably require to determine the eligibility of such person to serve as a director of the corporation. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.3. Notwithstanding the foregoing provisions of this Section 2.3, if the stockholder (or a qualified representative of such stockholder) does not appear at the relevant annual meeting of stockholders or the relevant special meeting of stockholders, as applicable, to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such nominee may have been received by the corporation. The board of directors or the presiding officer shall, if the facts so warrant, determine and declare to the relevant annual meeting of stockholders or the relevant special meeting of stockholders, as applicable, that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the defective nomination shall be disregarded notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of these by-laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. Nothing in this Section 2.3 shall be deemed to affect any rights or obligations, if any, of stockholders (i) with respect to inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”) or (ii) with respect to the inclusion of a nominee in a universal proxy card pursuant to Rule 14a-19 (or any successor thereto) promulgated under the Exchange Act. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.3.

SECTION 2.4. NOTICE OF BUSINESS. At an annual meeting of the stockholders (hereinafter referred to in this Section 2.4 as the “relevant annual meeting of stockholders”), only such business (other than nominations for election of persons to the board of directors, which shall be governed by Section 2.3) (such business is hereinafter referred to in this Section 2.4 as

“business”) shall be conducted as shall have been brought before the relevant annual meeting of stockholders (i) by or at the direction of the board of directors, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any stockholder of the corporation who is a stockholder of record of the corporation at the time the notice provided for in this Section 2.4 is delivered as provided in this Section 2.4, who is entitled to vote at the relevant annual meeting of stockholders and who complies with the notice procedures set forth in this Article II, Section 2.4. Such business brought by a stockholder pursuant to clause (iii) of the preceding sentence shall be made pursuant to timely written notice to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive office of the corporation, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the relevant annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting of stockholders, a stockholders’ notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the relevant annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the relevant annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of the relevant annual meeting of stockholders is first made by the corporation). The stockholder’s notice to the secretary shall set forth (A) as to each matter the stockholder proposes to bring before the relevant annual meeting of stockholders, a brief description of the business desired to be brought before the relevant annual meeting of stockholders, the text of such proposed business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the relevant annual meeting of stockholders, (B) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class, series and number of shares of the corporation which are owned of record or are beneficially owned by such stockholder and the class, series and number of shares of the corporation which are beneficially owned by such beneficial owner, if any, (D) any material interest in such business of such stockholder and of the beneficial owner, if any, (E) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business and any other material interest of such stockholder or such beneficial owner in such business, (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the relevant annual meeting of stockholders to bring such business before the relevant annual meeting of stockholders and (G) a representation whether such stockholder or such beneficial owner, if any, intends to or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt such business and/or (y) otherwise solicit proxies from stockholders of the corporation in support of such business. No business shall be conducted at an annual meeting of the stockholders unless brought before the relevant annual meeting of stockholders in accordance with the procedures set forth in this Section 2.4. Notwithstanding the foregoing provisions of this Section 2.4, if the stockholder (or a qualified representative of such stockholder) does not appear at the relevant annual meeting of stockholders to present such business, such business shall be disregarded notwithstanding that proxies in respect of such business may have been received by the corporation. The board of directors or the presiding officer shall, if the facts so warrant, determine and declare to the relevant annual meeting of stockholders that a proposal was not made in accordance with the procedures prescribed by the by-laws, and the defective proposal shall be disregarded notwithstanding that proxies in respect of such business may have been received by the corporation. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before any annual meeting of stockholders. Nothing in this Section 2.4 shall be deemed to affect any rights or obligations, if any, of stockholders with respect to inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4.

Section 2.5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the DGCL or by the Certificate of Incorporation, may be called at any time, but solely and exclusively by the chairman of the board, chief executive officer, president or the directors entitled to cast a majority of the votes of the whole board of directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by the board of directors or by the persons calling such meeting (if other than the board of directors) at any time in advance of such meeting.

SECTION 2.6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting, and the purpose or purposes for which the meeting is called. Unless otherwise required by the DGCL or the Certificate of Incorporation, the notice of any special meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.7. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be (i) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by applicable law, not more than sixty (60) nor less than ten (10) days before the date of such meeting, and, unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of such meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting, (ii) in the case of a determination of the stockholders entitled to consent to corporate action without a meeting, not more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of any other action, not more than sixty (60) days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the board of directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.7 at the adjourned meeting.

SECTION 2.8. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, such list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

SECTION 2.9. STOCK LEDGER. Except as otherwise required by applicable law, the stock ledger of the corporation shall be the only conclusive evidence as to who are the stockholders entitled to examine the list required by Section 2.8. of this Article II, or to vote in person or by proxy at a meeting of stockholders.

SECTION 2.10. QUORUM. At any meeting of the stockholders of the corporation, the holders of such number of the shares of issued and outstanding stock as are entitled to cast a majority of the votes thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, by majority vote shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these by-laws. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.7, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 2.11. VOTING. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. When a quorum is present at any meeting, a majority of the votes cast by holders of stock having voting power present in person or represented by proxy shall decide any question (other than election of directors) brought before such meeting, unless the question is one upon which by express provision of the DGCL, the Certificate of Incorporation or the rules or regulations of any stock exchange applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION 2.12. PROXY. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action without a meeting may authorize another person or person to act for such stockholder by proxy by a document or by an electronic transmission or by other means permitted by applicable law, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) created pursuant to this paragraph may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation. All voting, excepting where otherwise required by applicable law, the Certificate of Incorporation or the board of directors may be by a voice vote.

SECTION 2.13. CHAIRMAN OF MEETING. The chairman of the board shall preside at all meetings of the stockholders. In the inability or refusal to act of the chairman, the vice chairman, the chief executive officer or the Lead Director, if any, or other director as determined by the board of directors (in that order) shall preside, and in their inability or refusal to act another person designated by the board of directors shall preside. The secretary of the corporation shall act as secretary of each meeting of the stockholders. In the event of his inability or refusal to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

SECTION 2.14. CONDUCT OF MEETINGS. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the person presiding over the meeting may include, without limitation, the following: (A) the establishment of an agenda or order of business for such meeting; (B) rules and procedures for maintaining order at such meeting and the safety of those present; (C) limitations on attendance at or participation in such meeting to stockholders of record, their duly authorized proxies or such other persons; (D) restrictions on entry to such meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with parliamentary procedure.

SECTION 2.15. ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with the DGCL.

SECTION 2.16. INSPECTORS. The board of directors, in advance of any stockholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders’ meeting may, and shall, if required by the DGCL, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (A) ascertain the number of shares outstanding and the voting power of each; (B) determine the shares represented at the meeting of stockholders and the validity of proxies and ballots; (C) count all votes and ballots; (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (E) certify their determination of the number of shares represented at the meeting of stockholders, and their count of all votes and ballots and, if required by the DGCL, the specification of the precise reliable information considered by the inspectors for the limited purpose permitted by Section 231(b) of the DGCL, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE III

DIRECTORS

SECTION 3.1. DUTIES OF DIRECTORS. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board of directors shall be not less than three nor more than eleven. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors. In accordance with the Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III respectively. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting, the directors elected shall be chosen for a full term of three years to succeed those whose terms expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of this Article, and each director shall be elected to serve until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

SECTION 3.3. RESIGNATION, REMOVAL AND VACANCIES. Each director shall hold office until such director’s successor is elected and qualified, subject, however, to such director’s prior death, resignation, or removal from office. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later affective date or an effective date determined upon the happening of an even or events. Any director or the entire board of directors may be removed, with cause, by the vote of the holders of at least a majority of shares of stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of the preceding sentence shall apply, in respect to the removal with or without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of stock and not to the vote of the holders of the outstanding shares of stock as a whole. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors shall be filled by the vote of a majority of the directors then in office provided that a quorum is present, and any other vacancy occurring in the board of directors shall be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, provided, however, that as nearly as may be possible, an equal number of directors of each class of directors shall be maintained. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

SECTION 3.4. SPECIAL VOTING RIGHTS OF STOCKHOLDERS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation in accordance with the corporation’s Certificate of Incorporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the resolutions of the board of directors applicable to such series of preferred stock.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 3.5. GENERAL. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 3.6. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

SECTION 3.7. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, or the president. Special meetings shall be called by the chairman of the board, the chief executive officer, or the president in a manner as set forth in Section 3.8 of Article III hereof on the written request of one-third of the directors comprising the board stating the purpose or purposes for which the meeting is requested.

SECTION 3.8. NOTICE OF MEETINGS. Except as otherwise provided herein, notice of each meeting of the board of directors shall be given which shall state the date, time and place of the meeting. The notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Neither the business to be transacted at nor the purpose of any meeting of the board of directors for which a notice is required need be specified in the notice of such regular or special meeting.

SECTION 3.9. QUORUM. At all meetings of the board of directors a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consent or, consents are filed with the minutes of the proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.11. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

SECTION 3.12. GENERAL. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

SECTION 3.13. MEETINGS. Each committee shall keep regular minutes of its meetings, report the same to the board of directors, and shall file such minutes and all consents executed by its members with the secretary of the corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission and the consent or consents are filed with the minutes of the proceedings of such committee. Members of any committee of the board of the directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

COMPENSATION OF DIRECTORS

SECTION 3.14. GENERAL. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

SECTION 4.1. GENERAL. Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, directed to the director’s or stockholder’s mailing address or by electronic transmission directed to the director’s or stockholder’s electronic mail address, in each case, as it appears on the records of the corporation and shall be deemed given (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at the director’s or stockholder’s address, or (c) if given by electronic mail, when directed to the director’s or stockholder’s electronic mail address except, solely with respect to the stockholder, as provided in Section 232 of the DGCL. Notice to directors shall also be given when transmitted by facsimile to such director’s facsimile number as appearing on the records of the corporation.

SECTION 4.2. WAIVER. Whenever any notice is required to be given under the provisions of the statute or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

ARTICLE V

OFFICERS

SECTION 5.1. ELECTION OF OFFICERS. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a chief executive officer, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. The officers of the Corporation may also include, without limitation, one or more of each of the following: chief financial officer, executive chairman, vice chairman, chief corporate officer, chief operating officer, and group or division president. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide. The salaries of all officers of the corporation shall be fixed by the board of directors.

SECTION 5.2. RESIGNATION, REMOVAL AND VACANCIES. Except as otherwise provided by the board of directors when electing any officer, each officer of the corporation shall hold office until his successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The board of directors may remove any officer or agent with or without cause at any time by the affirmative vote of a majority of the board of directors. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors.

SECTION 5.3. CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of stockholders and the board of directors and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.4 CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall have general and active management of the business of the corporation, shall preside at all meetings of the stockholders and the board of directors of the corporation in the event of the inability or refusal to act of the chairman of the board, and such other powers as the board of directors may from time to time prescribe. He shall direct the activities of the other officers other than the chairman of the board in the execution of those duties not specifically associated with their office.

SECTION 5.5. PRESIDENT. Subject to such powers, if any, that may be given by the board of directors to the chairman of the board or the chief executive officer, the president shall have general and active management of the business of the corporation and shall see to it that all orders and resolutions of the board of directors or chief executive officer are performed and carried into effect.

SECTION 5.6. VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.7. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 5.8. ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.9. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors. The treasurer shall have exclusive authority to open bank accounts or otherwise transact the financial business of the corporation; provided, however, that the chief executive officer shall have complete access to the financial records of the corporation and shall be provided unaudited quarterly financial statements of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the chief executive officer and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

SECTION 5.10. ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.11. OTHER OFFICERS. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 5.12. DUTIES OF OFFICERS. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the corporation by the chief executive officer, the president or any vice president and any such officer may in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at a meeting of security holders of any company in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present. The board of directors may by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 6.1. GENERAL. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or the chief executive officer, the president, or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, representing the number of shares registered in certificate form.

In the event certificates are issued for partly paid shares then upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid there for, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 6.2. SIGNATURE. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 6.3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in the place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require or to give the corporation a bond, in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that such duty shall be subject to Federal and state securities and other applicable laws, the Certificate of Incorporation, and any legends and stop transfer instructions with respect to such old certificate.

SECTION 6.5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CONFLICTS OF INTEREST

SECTION 7.1. GENERAL. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

SECTION 7.2. QUORUM OF DIRECTORS. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 8.1. POWER TO INDEMNIFY IN ACTIONS. SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the preceding sentence, except for any action, suit or proceeding to enforce rights to indemnification under the Certificate of Incorporation or these by-laws or to enforce rights to advancement of expenses under these by-laws, the corporation shall be required to indemnify a person under this Section 8.1 in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized in the specific case by the board of directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 8.2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

SECTION 8.3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a present or former director, officer, of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 8.4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification pursuant to Sections 8.1 and 8.2 of Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of Article VIII.

SECTION 8.5. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorney’s fees) incurred by a director, officer, in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, incorporator, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VIII.

SECTION 8.6. NON-EXCLUSIVITY OR INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.7. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, incorporator, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

SECTION 8.8. DEFINITIONS. For the purpose of this Article VIII, references to (i) “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued, (ii) “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, (iii) “other enterprises” shall include employee benefit plans and (iv) “serving at the request of the corporation” shall include any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. In addition, for purposes of this Article VIII, a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1. DIVIDENDS. Dividends upon the stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to the DGCL or other applicable Delaware law. Dividends may be paid in cash, in property, or in shares of the stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.2. PAYMENT OF DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 9.3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, person or persons as the board of directors may from time to time designate.

SECTION 9.4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SECTION 9.5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words “CORPORATE SEAL DELAWARE”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 9.6 GENDER NEUTRALITY. All personal pronouns used in these by-laws, whether used in the masculine, feminine or neutral gender, shall include all other genders.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

SECTION 10.1 DELAWARE COURTS. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the corporation to the corporation or the corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of these by-laws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over indispensable parties named as defendants. For the avoidance of doubt, this Section 10.1 shall not apply to the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”), or any action asserting claims under the Exchange Act.

SECTION 10.2 FEDERAL COURTS. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any complaint asserting a cause of action under the Securities Act. For the avoidance of doubt, this Section 10.2 shall not apply to any action asserting claims under the Exchange Act.

SECTION 10.3 APPLICATION. Failure to enforce the foregoing provisions of this Article X would cause the corporation irreparable harm and the corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce such provisions. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X. For avoidance of doubt, this Section 10.3 shall not apply to any action asserting claims under the Exchange Act.

ARTICLE XI

AMENDMENTS

SECTION 11. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

Adopted Effective as of July 31, 2023